Exhibit 99.3

Salamon Group Inc. Announces Closing of Acquisition of Sunlogics Power Fund Management Inc.

MODESTO, CALIFORNIA May 13th, 2011  Salamon Group Inc. (OTC BB SLMU), incorporated in the state of Nevada with headquarters in Modesto California, announced today the closing of the acquisition of Sunlogics Power Fund Management Inc., the terms of which were set forth in the Amended Stock Purchase Agreement dated May 12, 2011.

As a result of the closing, the Company will now be focused on the acquisition and funding of solar powered electricity generating facilities which have long term power purchasing agreements in place with local power, with particular emphasis on solar projects in Ontario, Canada and on the General Motors solar energy projects to be constructed. Sunlogics Power Fund was granted a right of first offer by Sunlogics Inc. ("SLI") to acquire all revenue producing solar assets developed by SLI pursuant to a Right of First Offer to Purchase Agreement it entered into with SLI, a company formed under the laws of the province of Ontario, Canada, a developer and builder of revenue producing solar assets.

"We are very pleased to have closed on the acquisition. Our unique relationship with Sunlogics Inc. as a preferred partner and the combined experience of management in the solar industry put us ahead of the competition." said Michael Matvieshen, President and CEO of SLMU. "We are excited to move the Company forward and begin to create shareholder value."

About Sunlogics Power Fund Management Inc.

Sunlogics Power Fund Management Inc. is focused on the acquisition of solar powered electricity generating facilities which have long term power purchasing agreements in place with local power utilities.

About Salamon Group Inc.

Salamon Group Inc., a publicly traded company incorporated in the state of Nevada with headquarters in Modesto California, is focused on the acquisition and funding of solar powered electricity generating facilities which have long term power purchasing agreements in place with local power utilities, with particular emphasis on solar projects in Ontario, Canada and on the General Motors solar energy projects to be constructed. Sunlogics Power Fund was granted a right of first offer by Sunlogics Inc. to acquire all revenue producing solar assets developed by Sunlogics Inc. pursuant to a Right of First Offer to Purchase Agreement it entered into with Sunlogics Inc., a company formed under the laws of the province of Ontario, Canada, a developer and builder of revenue producing solar assets.

Sunlogics Power Fund will focus on solar energy projects that are near completion or completed, where the project owner does not wish to retain ownership, and is seeking to sell upon conclusion of construction. This strategy permits the Company to retain rights to recurring revenues, carbon and or investment tax credits, depreciation tax benefits, as well as renewable energy power purchase agreements. These revenue streams may be shared with project developers or real estate partners, depending on regional incentive parameters and/or customer requirements.

This release may contain forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of words such as "expects," "plans," "estimates," "intends," "believes," "could," "might," "will" or variations of such words and phrases. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Salamon Group Inc. to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties which are described under the caption "Note Regarding Forward-looking Statements" and "Key Information - Risk Factors" and elsewhere in Salamon Group Inc.'s Annual Report for the fiscal year ended December 31, 2009 as filed on EDGAR at www.sec.gov. The risk factors identified in Salamon Group Inc. Annual Report are not intended to represent a complete list of factors that could affect Salamon Group Inc. Accordingly, readers should not place undue reliance on forward-looking statements. Salamon Group Inc. does not assume any obligation to update the forward-looking information contained in this press release.

Contact:

Salamon Group Inc.
Michael Matvieshen,
Chief Executive Officer
778-753-5675

Chuck Bryant, Director
209-576-0140